N-SAR FILING

THRIVENT FINANCIAL SECURITIES LENDING TRUST

Transactions Effected Pursuant to Rule 10f-3

For the twelve months period ending October 31, 2012

Fund	Trade Date	CUSIP	Issuer	144A	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
NONE